                                                                     Exhibit 5.2

                                                     1345 Avenue of the Americas
                                                     New York, NY 10105
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                                                     Facsimile (1) 212 903 9100

Republic of South Africa
National Treasury
Private Bag X115
Pretoria, 0001
South Africa

                                                                   April 5, 2006

Our Ref           PER/JC/DBD/JZ

Dear Sirs,

REPUBLIC OF SOUTH AFRICA (the "Issuer")
(EURO)750,000,000 4.50% NOTES DUE 2016 (the "Securities")

1    We have acted as counsel to the Underwriters (as defined below) in connection with the offering by the Issuer, pursuant to the Registration
     Statement (No. 333-107393) on Schedule B relating to the Securities and other securities of the Issuer (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the
     Securities Act of 1933 (the "Securities Act"), of the Securities.

2    This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

3    For the purpose of this opinion, we have examined the Registration
     Statement, including the Prospectus, dated August 20, 2003, as amended and as supplemented by the Addendum to Prospectus, dated March 27, 2006 (as amended and as supplemented, the "Prospectus"), and the Prospectus
     Supplement, dated March 30, 2006 (the "Prospectus Supplement"); the Amended
     and Restated Fiscal Agency Agreement, dated May 15, 2003 (the "Fiscal
     Agency Agreement"), between the Issuer and Deutsche Bank Trust Company
     Americas, as fiscal agent (the "Fiscal Agent"); a copy of the Securities in global form as executed by the Issuer; the Pricing Agreement, dated March
     30, 2006 (the "Pricing Agreement"), between the Issuer and Deutsche Bank
     AG, London Branch and Standard Bank Plc, as Representatives of the
     Underwriters set forth therein (the "Underwriters"); the Underwriting

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     Agreement, dated December 8, 1994 (the "Underwriting Agreement"), of the
     Issuer incorporated by reference in the Pricing Agreement and such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that the Issuer has the power to execute and deliver the Underwriting Agreement, the Pricing
     Agreement, the Securities and the Fiscal Agency Agreement, and perform its obligations thereunder, that the Underwriting Agreement, the Pricing
     Agreement, the Securities and the Fiscal Agency Agreement have been duly and validly authorized, executed and delivered under the laws of the
     Republic of South Africa by the Issuer, that the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

4    In our opinion, the Securities constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

5    In connection with our opinions set forth in paragraph 4 above, we note that, as of the date of this opinion, a judgment for money in an action based on the Securities in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of euros into
     United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security would be required to render such judgment in euros, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. We also note that the designation in the
     Underwriting Agreement and the Fiscal Agency Agreement of the United States
     federal courts set forth therein as venues for proceedings relating to the
     Underwriting Agreement, the Securities and the Fiscal Agency Agreement is
     subject to the power of United States federal courts to transfer proceedings pursuant to Section 1404(a) of Title 28 of the United States
     Code or to dismiss such proceedings on the grounds that such United States federal court is an inconvenient forum for such actions. In addition, we note that the enforceability in the United States of the waiver of immunities by the Issuer set forth in Section 14 of the Underwriting
     Agreement and Section 15 of the Fiscal Agency Agreement is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976 and to
     other limitations contained in such agreements.

6    We hereby consent to the filing of this opinion as an exhibit to Amendment
     No. 3 to South Africa's Annual Report on Form 18-K for its Fiscal Year
     ended March 31, 2005 and to the references to us under the heading
     "Validity of the Securities" in the Prospectus and under the heading
     "Validity of the Notes" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Yours faithfully,

Linklaters

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